                SECURITIES AND EXCHANGE COMMISSION

                       Washington, DC  20549


                             Form 8-K


                          CURRENT REPORT



                  Pursuant to Section 13 or 15(d)
              of the Securities Exchange Act of 1934


                   Date of Report: July 18, 1996



                     LUCENT TECHNOLOGIES INC.


  A Delaware              Commission File           I.R.S. Employer
  Corporation               No. 001-11639            No. 22-3408857




        600 Mountain Avenue, Murray Hill, New Jersey 07974


                  Telephone Number (908) 582-8500

  Form 8-K                                 Lucent Technologies Inc.
  July 18, 1996


  Item 5.  Other Events.

     In a move to complete the separation of Lucent Technologies Inc. ("Lucent Technologies" or the "Company") from AT&T Corp. ("AT&T"), AT&T on July 18, 1996 announced that its Board of Directors had declared a stock dividend that will distribute AT&T's remaining 524.6 million shares of Lucent Technologies stock on September 30, 1996, to AT&T shareholders of record as of September 17, 1996.


  Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

     Exhibit 3(i) Lucent Technologies Inc. Articles of Incorporation, as amended April 8, 1996.
     Exhibit 3(ii)  By-Laws of Lucent Technologies Inc., as amended July 17,
                    1996.

  Item 8. Change in Fiscal Year.

     On July 17, 1996, the Board of Directors of Lucent Technologies voted to change the Company's fiscal accounting year to begin October 1 and end September 30. The Company had been operating under a fiscal year that began January 1 and ended December 31. As a result of this action, the Company's 1996 fiscal year will end on September 30, 1996, and will be covered by a report filed on Form 10-K.

     In connection with the change in the Company's fiscal year, the Company plans to hold its annual meeting of shareholders on February 19, 1997, at a location yet to be determined. AT&T shareholders who wish to have their proposals considered for inclusion in the proxy statement for the Lucent Technologies annual meeting should send them to: Lucent Technologies Inc., Attention: Corporate Secretary, 600 Mountain Avenue, Murray Hill, NJ 07974. The deadline for submission of shareholder proposals intended for inclusion in the proxy statement is August 30, 1996.

  Form 8-K                                 Lucent Technologies Inc.
  July 18, 1996




                            SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                   LUCENT TECHNOLOGIES INC.




                                By:  Florence L. Walsh
                                     Vice President and Treasurer





  July 23, 1996

                           EXHIBIT INDEX


  Exhibit
  Number
  -------


    3(i) Lucent Technologies Inc. Articles of Incorporation, as amended April 8, 1996.

    3(ii)      By-Laws of Lucent Technologies Inc., as amended July 17, 1996.